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EXHIBIT 10.3

FALCON FINANCIAL, LLC

SECOND AMENDMENT TO
REVOLVING WAREHOUSE FINANCING AGREEMENT

        This SECOND AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT (this "Second Amendment") is dated as of October 2, 1998 and entered into by and among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V., and is made with reference to the Revolving Warehouse Financing Agreement dated as of January 7, 1998 by and among the parties hereto (the "Warehouse Agreement"). Capitalized terms used herein without definition shall have the same meanings set forth in the Warehouse Agreement.

        WHEREAS, the parties hereto have entered into the First Amendment to Revolving Warehouse Financing Agreement as of March 25, 1998 (the "First Amendment"), which added new definitions to, and amended and restated existing definitions in, Article I of the Warehouse Agreement for the purpose of clarifying certain terms relating the to franchise loans eligible to be financed under the Warehouse Agreement;

        WHEREAS, the parties desire to further amend the Warehouse Agreement to provide for the financing of mortgage loans thereunder, as provided below;

        WHEREAS, the parties hereto disclaim any intent to effect a novation or an extinguishment or discharge of any liability or obligation under the Warehouse Agreement arising prior to the date of this Second Amendment;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

  Section 1. AMENDMENTS TO WAREHOUSE AGREEMENT.

1.1    Amendments to Recitals.    The Recitals to the Warehouse Agreement are amended and restated in their entirety as follows:

        "A.   Customer is primarily in the business of extending financing to certain franchised new car automobile dealers, either by making a term loan directly to a dealer or by making a loan to a special purpose Subsidiary (capitalized terms used in these Recitals without definition shall have the respective meanings set forth in Article I) of Customer, which Subsidiary acquires the dealer's real property and enters into a long-term lease with respect to such real property. Customer is also in the business of originating mortgage loans by extending financing directly to the owner of the underlying real property. Customer wishes to obtain credit hereunder to finance the making of such franchise loans and mortgage loans.

        B.    Customer and SunAmerica intend to engage in Securitization Transactions whereby franchise loans financed hereunder will be repurchased and sold in Securitization Transactions acceptable to SunAmerica. In addition, Customer may repurchase franchise loans financed hereunder from time to time on a whole loan basis. Customer and SunAmerica intend that Customer engage in sale transactions whereby mortgage loans financed hereunder will be repurchased by Customer on a whole loan basis and sold to one or more third parties.

        C.    Customer desires that SunAmerica provide the credit enhancement necessary to establish this revolving warehouse financing facility to provide short term financing for such franchise loans and mortgage loans pending such Securitization Transactions or whole loan repurchases on the terms provided herein, it being understood that SunAmerica is not committed or otherwise obligated under this Agreement or any other Transaction Document to enter into or otherwise participate in any Securitization Transaction.

        D.    Customer, in order to finance such franchise loans and mortgage loans under this warehouse financing facility, desires to sell, transfer and assign (with full recourse to Customer) from time to time, an undivided 100% interest in all of its franchise loans and mortgage loans, and SunAmerica has arranged for Purchasers, at the direction and request of SunAmerica, to invest principal funds from time to time to purchase (with full recourse to Customer) such undivided 100% interests. Customer commits to repurchase such franchise loans and mortgage loans on a whole loan basis and repay all such principal with interest or to cause the same to occur pursuant to the Securitization Transactions, all in accordance with the terms hereof."

1.2    Additional Definitions.    Article I of the Warehouse Agreement is amended by adding the following definitions thereto in appropriate alphabetical order:

        A.    "Eligible Franchise Loan Receivable" means any Eligible Direct Loan Receivable and any Eligible Sale/Leaseback Receivable.

        B.    "Eligible Mortgage Loan Receivable" means, at any time, any Mortgage Loan Receivable that is listed on a List of Receivables that has been delivered to SunAmerica and which, in SunAmerica's sole determination, satisfies each of the following requirements:

          (a)   The Obligor of which meets the criteria for eligibility as a borrower pursuant to the Mortgage Loan Origination Guidelines, as in effect at the time such Receivable originated.

          (b)   The Obligor of which is not an Affiliate of any of the parties hereto.

          (c)   The Obligor of which is not the Obligor of any Receivable that has at any time been a Defaulted Receivable.

          (d)   The Receivable is not, and has not at any time been, a Defaulted Receivable.

          (e)   The Receivable is evidenced by an "instrument" within the meaning of the UCC of all applicable jurisdictions.

          (f)    The Receivable is denominated and payable only in United States dollars in the United States.

          (g)   The Receivable arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit B annexed hereto or is otherwise approved by Customer's usual counsel engaged to prepare or update such forms and has been delivered to SunAmerica; such Contract and such Receivable and the related Receivable Delivery Documents are in full force and effect and constitute the legal, valid and binding obligations of the Obligor enforceable against such Obligor in accordance with their respective terms subject to no offset, counterclaim or other defense, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

          (h)   The Receivable arises under a Contract which (i) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Customer under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of Facility Agent or Purchasers or their successors or assigns to exercise rights under this Agreement or the other Transaction Documents, including, without limitation, their right to review such Contract.

          (i)    The Receivable is legally and beneficially owned by Customer, free and clear of any Adverse Claim, except as created or permitted hereunder, and any assignment of such Receivable by Customer or its transferees is not prohibited by the applicable Contract or any Related Security with respect thereto.

          (j)    The Receivable together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, usury and other consumer laws) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation.

          (k)   The Receivable was generated in the ordinary course of Customer's business.

          (l)    The Receivable arises under a Contract the terms of which call for monthly and no more than 240 level pay installment payments except for the first installment and the final installment, each of which may be less but not more than the other monthly payments. The Receivable has a first installment due date no later than the next succeeding Cut-Off Date unless the first installment is prepaid, in which case the next installment has a due date no later than the second Cut-Off Date following the date on which the Receivable is made. Each payment is due on the same day of the month.

          (m)  Facility Agent has a first perfected ownership interest in or a first perfected security interest in the Receivable and all Related Security.

          (n)   SunAmerica has not notified Customer in writing that it has determined, in its good faith discretion, that such Receivable or class of Receivables is not acceptable as an Eligible Receivable because such Receivable poses a material risk of uncollectibility.

          (o)   The Contract contains the original signature of the respective Obligor.

          (p)   No provision of the Contract has been waived, extended, altered or modified in any respect except in accordance with the Mortgage Loan Origination Guidelines, or, if criteria for such waiver, extension, alteration or modification is not contained in the Mortgage Loan Origination Guidelines, with the prior consent of SunAmerica.

          (q)   All Scheduled Payments made on the Contract have been applied to the Outstanding Principal Balance as required by the Contract and by law. Any payments in respect of interest and principal in excess of the Scheduled Payments due at the time of such payment were applied to the final maturing Scheduled Payments (thereby reducing the Outstanding Principal Balance thereof) and not the Scheduled Payments next due.

          (r)   On the date of the Contract, the Obligor had the capacity to contract and was solvent. Customer is not aware of facts, arising after the date of the Receivable, which indicate Obligor did not have the capacity or which indicate a materially adverse change since the date of the Contract in the Obligor's financial condition or the value of the Related Security.

          (s)   Customer has not commenced a foreclosure action or other lawsuit against the Obligor; nor has Customer designated the Contract for such action.

          (t)    The Contract is to be collected and otherwise serviced by Customer.

          (u)   The obligation of the original Obligor has not been released or assumed by another Person unless the release or assumption was properly documented (or, in the case of an assumption, occurred by operation of law) and SunAmerica consents in writing to it for purposes of the Contract being an Eligible Receivable.

          (v)   The Contract has not been, nor is it designated to be, terminated, satisfied, canceled, subordinated or rescinded in whole or in part; nor has any Related Security been released, or designated for release, from the security interest granted by the Contract, unless, and only to the extent, consented to by SunAmerica.

          (w)  No claims of rescission, setoff, counterclaim, defense or other dispute have been asserted with respect to the Contract. Neither Customer nor any Affiliate of Customer has made any agreement with Obligor to reduce the amount owed under the Contract. Neither Customer nor any such Affiliate are required to perform any additional service for, or perform or incur any additional obligation to, Obligor in order for Customer to enforce the Contract.

          (x)   Except for payment defaults cured within 30 days, no default, breach, violation or event permitting acceleration under the terms of the Contract has occurred, and there is no condition existing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of the Contract.

          (y)   Escrow Agent has received for delivery to Custodian: (i) the original Contract, bearing the original signature of Obligor, including any modifications or supplements thereto; and (ii) all of the documents, agreements and instruments listed in the Schedules to the Closing Instructions delivered pursuant to the Escrow Agreement in connection with the closing of such Receivable.

        C.    "Excluded Receivable" has the meaning assigned to such term in Section 2.12.

        D.    "Franchise Loan Origination Guidelines" means Customer's loan origination policies and practices relating to Franchise Loan Receivables existing on the date hereof and set forth in Schedule 1.1(a) annexed hereto, as modified from time to time by Customer's Board of Directors.

        E.    "Franchise Loan Receivable" means any Direct Loan Receivable and any Sale/Leaseback Receivable.

        F.    "Mortgage Loan Origination Guidelines" means Customer's loan origination policies and practices relating to Mortgage Loan Receivables existing on the date hereof and set forth in Schedule 1.1(a) annexed hereto, as modified from time to time by Customer's Board of Directors.

        G.    "Mortgage Loan Receivable" means any term loan made by Customer to a borrower in connection with a Real Estate Mortgage Loan, in each case as amended, modified or supplemented from time to time, and all rights of every nature of Customer and all obligations of Obligor thereunder, including but not limited to all Indebtedness or other obligations owed to Customer (without giving effect to any transfer or conveyance to Facility Agent hereunder) of such Obligor arising thereunder, and includes, without limitation, the obligation to pay any Finance Charges with respect thereto.

        H.    "Real Estate Mortgage Loan" means loans or notes secured by a first lien on a single parcel of real estate upon which is located a commercial structure.

        I.    "Remaining Receivable" has the meaning assigned to that term in Section 2.14.

1.3    Amendments to Existing Definitions.    Article I of the Warehouse Agreement is amended by amending the following definitions as indicated:

        A.    The definition of "Customer Repurchase Price" is amended and restated in its entirety as follows: "Customer Repurchase Price" means an amount paid to Custodian for the benefit of SunAmerica and Facility Agent on behalf of the Purchasers equal to: (i) in the case of a Securitization Transaction of Franchise Loan Receivables, the sum of (a) the aggregate amount of all outstanding Invested Principal (less the amount, if any, of Invested Principal with respect to Franchise Loan Receivables that are not included in the Securitization Transaction pursuant to Section 2.12(b)), plus (b) all Interest accrued on such Invested Principal through the date of the relevant purchase or repurchase, plus (c) any Early Collection Fee; (ii) in the case of a whole-loan repurchase of any Franchise Loan Receivable or Mortgage Loan Receivable pursuant to Section 2.13, the outstanding Invested Principal with respect to the Receivable being repurchased, plus (b) all Interest accrued on such Invested Principal through the date of the relevant repurchase, plus (c) any Early Collection Fee;

and (iii) in the case of the repurchase of Franchise Loan Receivables and Mortgage Loan Receivables in connection with a Termination Event, the sum of (a) the aggregate amount of all outstanding Invested Principal, plus (b) all Interest accrued on such Invested Principal through the date of the repurchase, plus (c) any Early Collection Fee."

        B.    Clause (iv) of the definition of "Defaulted Receivable" is amended and restated in its entirety as follows: "(iv) with respect to which proceeds have been received which in Servicer's (or in the case of a Mortgage Loan Receivable, the Customer's) judgment, constitute the final amounts recoverable in respect of such Receivable".

        C.    The definition of "Eligible Receivable" is amended and restated in its entirety as follows: "Eligible Receivable" means any Eligible Franchise Loan Receivable and any Eligible Mortgage Loan Receivable.

        D.    The definition of "Eligible Direct Loan Receivable" is amended by deleting each reference therein to "Loan Origination Guidelines" and replacing each such reference with "Franchise Loan Origination Guidelines."

        E.    The definition of "Eligible Sale/Leaseback Receivable" is amended by deleting each reference therein to "Loan Origination Guidelines" and replacing each such reference with "Franchise Loan Origination Guidelines."

        F.    The definition of "Loan Origination Guidelines" is amended and restated in its entirety as follows: "Loan Origination Guidelines" means the Franchise Loan Origination Guidelines and the Mortgage Loan Origination Guidelines, collectively.

        G.    The definition of "Receivable" is amended and restated in its entirety as follows: "Receivable" means any Franchise Loan Receivable and any Mortgage Loan Receivable.

        H.    The definition of "Sale/Leaseback Program" is amended by deleting the reference therein to "Loan Origination Guidelines" and replacing such reference with "Franchise Loan Origination Guidelines."

        I.    The definition of "Securitization Transaction" is amended by deleting the reference therein to "Eligible Receivables" and replacing such reference with "Eligible Franchise Receivables."

1.4    Amendment to Section 2.2.    Section 2.2 of the Warehouse Agreement is amended by adding the following subsection to the end of such section:

          "(i)    Customer shall, at least three (3) Business Days prior to delivering any Investment of Principal Request in connection with any proposed Real Estate Mortgage Loan, furnish to SunAmerica a credit memorandum containing such information as SunAmerica may from time to time request, which shall include the terms of the proposed Real Estate Mortgage Loan and any other information reasonably requested by SunAmerica. SunAmerica shall deliver to Customer any objection to the financing of such Real Estate Mortgage Loan hereunder not later than three (3) Business Days after receipt thereof."

1.5    Amendment to Section 2.3(e).    Section 2.3(e) of the Warehouse Agreement is hereby amended (i) by deleting each reference to "aggregate Principal Invested" and replacing each such reference with "aggregate Invested Principal with respect to Franchise Loan Receivables and any Remaining Receivables".

1.6    Amendment to Section 2.12.    Section 2.12 of the Warehouse Agreement is amended and restated in its entirety as follows:

        "Section 2.12    Securitization Transactions.

          (a)   Customer agrees to use commercially reasonable efforts to enter into a Securitization Transaction as soon as reasonably practicable after the Closing Date pursuant to which Customer assigns to a special purpose Subsidiary of Customer Eligible Franchise Loan Receivables and related Warehouse Assets for a purchase price sufficient to pay in full all Invested Principal with respect to Franchise Loan Receivables (less the amount of Invested Principal with respect to any Excluded Receivables) and other Customer Obligations and such Subsidiary issues notes purchased by SunAmerica and/or one or more of SunAmerica's Affiliates or designees and secured by such Warehouse Assets that are rated by the Rating Agency.

          (b)   Customer shall not enter into any Securitization Transaction that does not include all Franchise Loan Receivables and Warehouse Assets relating to such Franchise Loan Receivables not previously included in a Securitization Transaction without the prior written consent of SunAmerica; provided, however, that Customer shall not be obligated to include in a Securitization Transaction any Franchise Loan Receivable which is originated within the ninety (90) days immediately preceding the cut-off date for such Securitization Transaction (any such Franchise Loan Receivable that is not included in a Securitization Transaction being an "Excluded Receivable").

          (c)   Nothing in any Transaction Document shall constitute or be deemed to constitute a commitment or other undertaking of any kind by SunAmerica or any of its Affiliates, Facility Agent, any Purchaser or any other Purchaser Representative to purchase any Indebtedness or other obligations issued in connection with any Securitization Transaction."

1.7    Addition of New Sections.    Article II of the Warehouse Agreement is amended by inserting the following two new sections immediately following Section 2.12 (thereby changing the original Section 2.13 to Section 2.15):

        "Section 2.13    Whole Loan Purchases.

          (a)   Customer shall use its best efforts to repurchase on a whole loan basis any Mortgage Loan Receivable from the Facility Agent within 150 days of the Funding Date for the related Real Estate Mortgage Loan. In connection with such repurchase, Customer shall pay to Paying Agent the Customer Repurchase Price with respect to such Mortgage Loan Receivable, and thereafter sell the Mortgage Loan Receivable to a third party, thereby removing the Mortgage Loan Receivable from the List of Receivables and reducing the Aggregate Principal Outstanding in an amount equal to the Customer Repurchase Price relating to such Mortgage Loan Receivable.

          (b)   So long as a Termination Event has not occurred, Customer, with the prior consent of SunAmerica, may repurchase on a whole loan basis any Franchise Loan Receivable that is not a Defaulted Receivable from the Facility Agent. If Customer elects to so repurchase any Franchise Loan Receivable, Customer shall pay to Paying Agent the Customer Repurchase Price with respect to such Franchise Loan Receivable and thereafter sell the Franchise Loan Receivable to a third party, thereby removing the Franchise Loan Receivable from the List of Receivables and reducing the Aggregate Principal Outstanding in an amount equal to the Customer Repurchase Price relating to such Franchise Loan Receivable.

        Section 2.14    Failure to Repurchase Mortgage Loan Receivables.    If Customer fails to repurchase any Mortgage Loan Receivable within 150 days of the Funding Date of the related Real Estate Mortgage Loan (any such Mortgage Loan Receivable being a "Remaining Receivable"), no Investment of Principal with respect to any further Mortgage Loan Receivables shall be made until such time as all such Remaining Receivables are repurchased in accordance with Section 2.13(a)."

1.8    Amendment to Section 3.1(q).    Section 3.1(q) of the Warehouse Agreement is hereby amended and restated in its entirety as follows:

        "(q)    Loan Origination Guidelines.    Customer has complied, and will comply, in all material respects with the Franchise Loan Origination Guidelines or Mortgage Loan Origination Guidelines, as applicable, in regard to each Receivable and related Contract."

1.9    Amendment to Section 6.1.    Section 6.1 of the Warehouse Agreement is hereby amended and restated in its entirety as follows:

        "Section 6.1    Designation of Servicer.    Facility Agent hereby authorizes Customer to service, administer and collect the Receivables and to engage sub-servicers to render such services on its behalf, with the consent or at the direction of the Master Servicer as set forth below. The servicing administering and collection of the Mortgage Loan Receivables shall be conducted initially by Customer. Upon the occurrence of a Termination Event, Master Servicer may designate any Person (including itself) to succeed Customer as the servicer of the Mortgage Loan Receivables. The servicing, administering and collection of the Franchise Loan Receivables shall be conducted initially by the Servicer pursuant to the terms of the Servicing Agreement and, upon termination of Servicer under the Servicing Agreement by such Person so designated from time to time in accordance with this Section 6.1. Upon the occurrence of a Termination Event or a Servicer Default, or without cause as provided in the Servicing Agreement, Master Servicer may designate as Servicer with respect to the Franchise Loan Receivables any Person (including itself) to succeed Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of Servicer pursuant to the terms hereof and the Servicing Agreement; provided, however, that if Master Servicer terminates Servicer "without cause" and not in connection with a Termination Event hereunder, Master Servicer shall bear the out-of-pocket costs of Customer in connection therewith, including any termination payment payable under the Servicing Agreement. Customer shall fully cooperate with and assist any new servicer of the Mortgage Loan Receivables or the Franchise Loan Receivables. Such cooperation shall include (without limitation) access to and transfer of records and use by the new servicer or its designee, of all licenses, hardware or software in the possession or control of Customer necessary or desirable to collect the Receivables and the Related Security."

1.10    Amendment to Section 12.2.    Section 12.2 of the Warehouse Agreement is amended and restated in its entirety as follows:

        "Section 12.2    Waivers; Amendments.    No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. No waiver of this Agreement shall in any event be effective with respect to any party unless the same shall be in writing and signed by such party, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the parties to be bound thereby and SunAmerica; provided, however, that this Agreement may be amended without the Servicer's signature if, but only if, such amendment does not affect the Servicer's rights or duties under this Agreement."

1.11    Amendment to Schedule 1.1(a).    Schedule 1.1(a) to the Warehouse Agreement is amended by adding the Mortgage Loan Origination Guidelines thereto as set forth in Exhibit A to this Second Amendment.

  Section 2. MISCELLANEOUS.

2.1    Reference to and effect on the Warehouse Agreement and other documents relating to the Warehouse Agreement.

        A.    On and after the date hereof, each reference in the Warehouse Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Warehouse Agreement, and each reference in any other document relating to the Warehouse Agreement to the "Warehouse Agreement", "thereunder", "thereof", or words of like import referring to the Warehouse Agreement shall mean and be a reference to the Warehouse Agreement as amended by the First Amendment and this Second Amendment.

        B.    Except as specifically amended by the First Amendment and this Second Amendment, the Warehouse Agreement and any other documents relating to the Warehouse Agreement shall remain in full force and effect and are hereby ratified and confirmed.

        C.    The execution, delivery and performance of the First Amendment and this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Warehouse Agreement or any other document relating to the Warehouse Agreement.

2.2    Execution in Counterparts.    This Second Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

2.3    Headings.    Section and subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

2.4    Applicable Law.    THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers as of the date first above written.

FALCON FINANCIAL, LLC
By:	/s/ DAVID A. KARP Name: David A. Karp Title: Chief Operating Officer
SUNAMERICA LIFE INSURANCE COMPANY
By:	/s/ JAMES K. HUNT Name: James K. Hunt Title: Authorized Agent
LASALLE NATIONAL BANK
By:	/s/ KATHLEEN L. BASTIAN Name: Kathleen L. Bastian Title: Assistant Vice President
ABN AMRO BANK N.V.
By:	/s/ THOMAS J. EDUCATE Name: Thomas J. Educate Title: Vice President
By:	/s/ W. ROBERT POFF Name: W. Robert Poff Title: Vice President

        ACKNOWLEDGED AND AGREED as of the date first above written pursuant to Section 2 of the Participation Agreement dated as of January 7, 1998 between SunAmerica Life Insurance Company and the undersigned.

GOLDMAN SACHS MORTGAGE COMPANY
By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., its general partner
By:	/s/ ROBERT CHRISTIE Name: Robert Christie Title: Vice President

EXHIBIT A

LOAN ORIGINATION GUIDELINES

REAL ESTATE MORTGAGE LOANS

Loan Type	Medium to long term fixed rate loans. Self liquidating or "10/20" (10 year term and 20 year amortization).
Loan Amount
The lesser of a) 75% of the appraised value of the real estate, and b) an amount which results in a Debt Service Coverage ratio of not less than 1.35X using a "marked to market" cash flow available for debt service. The "marked to market" cash flow available for debt service is determined as follows:
	Rental Income	Lesser of actual rents and market rents as determined by appraisal
	Less: Vacancy	10% of Rental Income (or as determined by Appraisal)
Effective Gross Income
	Less: Management Fee	3% of Effective Gross Income
	Less: Real Estate Taxes and Other Operating Expenses	Only to the extent these expenses are to be paid by the landlord
	Less: Tenant Improvements	$1.25 per square foot per annum of building area (or as determined by Appraisal)
	Less: Leasing Commissions	Amortization of market based commissions over a standard term lease (or as determined by Appraisal)
	Less: Structural Reserves	$.15 per square foot per annum or what is recommended by the Property Condition Survey (see below)
Loan Term	Preference is 10-15 years; will go longer in certain instances.
Amortization
1) Fully amortizing.
2) If not fully amortizing, the existing lease should be coterminous with the amortization schedule and should self liquidate the loan assuming an increase in the loan interest rate after the scheduled maturity of the loan.
Interest Rate	U.S. Treasury Bond rate (for maturity comparable to Loan Term) plus 300 bp
Security	1) First mortgage or deed of trust on land and buildings. 2) Assignment of leases and rents. 3) Financing statements (UCC)

Prepayment
No prepayment for 5 years. Thereafter, prepayment permitted subject to payment of a yield maintenance amount which is equal to the present value of the remaining monthly payments (discounted at the prevailing Treasury Rate), minus the principal amount at the time of prepayment. Alternatively, after the lockout, the loan may be "defeased". The loan may be prepaid without penalty in the last three months of the term.
Assumability	Permitted subject to approval of lender and payment of a 1.0% fee.
Environmental	1) Phase 1 and, if required, Phase 2 reports. 2) Holdback for any required remediation work. 3) Borrower and/or principal must sign Environmental Indemnity Agreement.
Recourse	None except for certain carveouts for things such as fraud, misappropriation of funds, voluntary bankruptcy and environmental matters.
Covenants	Standard mortgage covenants including insurance, payment of taxes, further encumbrances, maintenance of property, compliance with laws, environmental, etc.
Reserve Account
A reserve account will be established into which Borrower will deposit a fixed amount on a monthly basis to be used for structural replacements and property maintenance. Typically, the reserve amount is equal to $.15 per annum per square foot of building area.
Required Reports
1) Phase 1 environmental and, if required, Phase 2.
2) MAI Appraisal. Appraiser to be selected or otherwise approved by Falcon.
3) Property Condition Survey (prepared by Falcon's engineering consultant—EMG)
Special Purpose Entity	In most instances, Borrower must be a bankruptcy remote Special Purpose Entity (SPE).
Lease
The lease to the entity operating the dealership must have a remaining term which extends beyond the term of the loan and must include a covenant to continue to operate an automobile dealership on the property. The rental obligation must be reasonable in the context of the operating performance of the dealership. In other words, the dealer statement must be analyzed and demonstrate a viable dealership and an industry standard rent factor.

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  EXHIBIT 10.3